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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on Molecular Biosystems, Inc. dated May 10, 2000 and to all references to our Firm included in this registration statement.

Arthur Andersen LLP

November 6, 2000
San Diego, California